Exhibit (l)

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP 500 BOYLSTON STREET BOSTON, MASSACHUSETTS 02116 TEL: (617) 573-4800 FAX: (617) 573-4822 www.skadden.com
FIRM/AFFILIATE OFFICES ----------- CHICAGO HOUSTON LOS ANGELES
The GDL Fund One Corporate Center Rye, New York 10580-1422	February 12, 2021	NEW YORK PALO ALTO WASHINGTON, D.C. WILMINGTON ----------- BEIJING BRUSSELS FRANKFURT HONG KONG LONDON MOSCOW MUNICH PARIS SÃO PAULO SEOUL SHANGHAI SINGAPORE TOKYO TORONTO

RE:	The GDL Fund

Shelf Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as special counsel to The GDL Fund, a Delaware statutory trust (the “Company”), in connection with the Registration Statement on Form N-2 filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 19, 2020, under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Pre-Effective Amendment No. 1 to the Registration Statement to be filed by the Company on the date hereof (as amended, the “Registration Statement”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (i) common shares of the Company, par value $0.001 per share (the “Common Shares”); (ii) preferred shares of the Company, par value $0.001 per share (the “Preferred Shares”), which may be issued in one or more series; (iii) notes of the Company (the “Notes”), which may be issued in one or more series under an indenture (the “Indenture”) proposed to be entered into by the Company and the trustee to be named therein, the form of which is filed as an exhibit to the Registration Statement; and (iv) subscription rights to purchase Common Shares and/or Preferred Shares (the “Subscription Rights”) which may be issued under one or more subscription rights certificates (each, a “Subscription Rights Certificate”) and/or pursuant to one or more subscription rights agreements (each, a “Subscription Rights Agreement”) proposed to be entered into by the Company and one or more subscription agents to be named therein. The Common Shares, Preferred Shares, Notes and Subscription Rights offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

The GDL Fund

February 12, 2021

This opinion is being furnished in accordance with the requirements of sub paragraph (l) of item 25.2 of Part C of Form N-2.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)    the Registration Statement;

(b)    the form of Indenture filed as an exhibit to the Registration Statement;

(c)    an executed copy of a certificate of Peter Goldstein, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(d)    a copy of the Company’s Certificate of Trust dated October 17, 2006, as amended by the Certificates of Amendment to the Certificate of Trust, dated September 12, 2007 and January 13, 2011 (collectively, the “Certificate of Trust”), each as certified by the Secretary of State of the State of Delaware as of February 10, 2021, and each certified pursuant to the Secretary’s Certificate;

(e)    a copy of the Amended and Restated Agreement and Declaration of Trust, by the trustees of the Company, dated as of February 16, 2011, and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate;

(f)    the Statement of Preferences for the Series C Cumulative Puttable And Callable Preferred Shares, dated February 13, 2018, certified pursuant to the Secretary’s Certificate;

(g)    a copy of the Company’s Amended and Restated By-Laws, as amended and in effect as of the date hereof (the “By-Laws”), certified pursuant to the Secretary’s Certificate;

(h)    a copy of certain resolutions of the Board of Trustees of the Company, adopted on August 19, 2020, certified pursuant to the Secretary’s Certificate; and

(i)    a copy of a certificate, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Company’s existence and good standing in the State of Delaware.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

The GDL Fund

February 12, 2021

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the Delaware Statutory Trust Act (the “DSTA”) and (ii) the laws of the State of New York (all of the foregoing being referred to as “Opined on Law”).

The Indenture and the supplemental indentures and officer’s certificates establishing the terms of the Notes pursuant thereto, the Subscription Rights Agreements and any applicable underwriting or purchase agreement are referred to herein collectively as the “Transaction Documents.” As used herein: “Organizational Documents” means those documents listed in paragraphs (d) through (g) above.

The opinions stated in paragraphs 1 through 4 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein:

(i)     the Registration Statement, as finally amended (including all necessary pre-effective and post-effective amendments), has become effective under the Securities Act;

(ii)     an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations;

(iii)     the applicable Transaction Documents shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, an “at the market” offering or other offering with underwriters or agents, the underwriting, sales agent or other agreement or purchase agreement with respect thereto;

(iv)     the Board of Trustees of the Company, including any duly authorized committee thereof, shall have taken all necessary statutory trust action to approve the issuance and sale of such Securities and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Trustees of the Company; and

The GDL Fund

February 12, 2021

(v)     the terms of the applicable Transaction Documents and the issuance and sale of such Securities have been duly established in conformity with the Organizational Documents so as not to violate any applicable law, or the Organizational Documents, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.     With respect to any Common Shares offered by the Company (the “Offered Common Shares”), when (a) the general conditions shall have been satisfied, (b) if the Offered Common Shares are to be certificated, certificates in the form required by the Organizational Documents representing the Common Shares are duly executed and countersigned and (c) the Offered Common Shares are registered in the Company’s share register and delivered upon payment of the agreed-upon consideration therefor, the Offered Common Shares, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be duly authorized by all requisite statutory trust action on the part of the Company under the DSTA and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.001 per share of Common Shares.

2.     With respect to any shares of any series of Preferred Shares offered by the Company (the “Offered Preferred Shares”), when (a) the general conditions shall have been satisfied, (b) the Board of Trustees of the Company, or a duly authorized committee thereof, has duly adopted a Statement of Preferences for the Offered Preferred Shares in accordance with the DSTA and the Organizational Documents, (c) if the Offered Preferred Shares are to be certificated, certificates in the form required by the Organizational Documents representing the Offered Preferred Shares are duly executed and countersigned and (d) the Offered Preferred Shares are registered in the Company’s share register and delivered upon payment of the agreed-upon consideration therefor, the Offered Preferred Shares, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be duly authorized by all requisite statutory trust action on the part of the Company under the DSTA and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.001 per share of Preferred Shares.

3.     With respect to any series of Notes offered by the Company (the “Offered Notes”), when (a) the general conditions shall have been satisfied, (b) the Indenture has been qualified under the Trust Indenture Act of 1939; (c) the issuance, sale and terms of the Offered Notes and related matters have been approved and established in conformity with the applicable Transaction Documents and (d) the Offered Notes have been issued in a form that complies with the provisions of the applicable Transaction Documents and have been duly executed and authenticated in accordance with the provisions of the Indenture and any other applicable

The GDL Fund

February 12, 2021

Transaction Documents and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, the Offered Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

4.     With respect to any Subscription Rights offered by the Company (the “Offered Subscription Rights”), when (a) the general conditions shall have been satisfied, (b) the Common Shares and/or Preferred Shares relating to such Offered Subscription Rights have been duly authorized for issuance by the Company and (c) the Subscription Rights Certificates have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Subscription Rights Agreement, the Offered Subscription Rights, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a)    we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)    we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)    we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(d)    to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality;

The GDL Fund

February 12, 2021

(e)    we do not express any opinion with respect to the enforceability of any section of any Transaction Document to the extent that such section purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts; and

(f)    we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document.

In addition, in rendering the foregoing opinions we have assumed that:

(a)    the Organizational Documents are the only governing instruments, as defined under the DSTA, of the Company; the Company has, and since the time of its formation has had, at least one validly admitted and existing trustee of the Company satisfying the requirements of the DSTA and (i) no procedures have been instituted for and no other event has occurred, including, without limitation, any action taken by the Company or its Board of Trustees or shareholders, as applicable, that would result in the liquidation, dissolution or winding-up of the Company, (ii) no event has occurred that has adversely affected the good standing of the Company under the laws of its jurisdiction of formation, and the Company has taken all actions required by the laws of its jurisdiction of formation to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of the Company’s Certificate of Trust;

(b)    neither the execution and delivery by the Company of the Transaction Documents to which the Company is a party nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law);

(c)    neither the execution and delivery by the Company of the Transaction Documents to which the Company is a party nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction;

The GDL Fund

February 12, 2021

(d)    except to the extent expressly stated in the opinions contained herein, each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(e)    any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment; further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(f)    the choice of New York law to govern the Indenture and any supplemental indenture thereto is a valid and legal provision;

(g)    the laws of the State of New York will be chosen to govern any Subscription Rights Agreements and that such choice is and will be a valid and legal provision; and

(h)    the Indenture will be duly authorized, executed and delivered by the trustee in substantially the form reviewed by us, and that any Notes and Subscription Rights that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of any trustee and subscription agent, as the case may be.

The GDL Fund

February 12, 2021

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

T.A.D.